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                                                                    EXHIBIT 10.A

                                      FIRST
                                    AMENDMENT
                                     TO THE
                        VIAD CORP SUPPLEMENTAL TRIM PLAN


Whereas, the Company maintains the Viad Corp Supplemental TRIM Plan (the
"Plan");

Whereas, the Plan may be amended by the Company pursuant to Section 10 of the Plan;

Whereas the Company wishes to amend the Plan;

NOW, therefore, the Viad Corp Supplemental TRIM Plan is amended, effective as of the execution date below, as follows:

         The second sentence of Paragraph 4, Requests for Deferral, is amended as follows:

         Each such request shall specify the percentage or dollar amount of base salary if any, but in no event shall the amount to be deferred in a Plan year be greater than the lesser of (i) $35,000, or the amount specified by the Internal Revenue Service under Code Section 415, Defined Contribution Annual Maximum, less the total amount of all contributions of whatever nature, to the Participant's TRIM account during the same time period, or (ii) 12% of the participant's base salary in the Plan year.

Except as amended above, the terms of the Plan as in effect prior to this amendment shall continue unchanged.

In Witness Whereof, the Company has Caused this Amendment to be signed on its behalf by its duly authorized officer this 8th day of May, 2001.


Viad Corp


By    /s/ Scott E. Sayre
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Its:


      Vice President-General Counsel and Secretary
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